Exhibit (k)(13)

EXECUTION COPY

FIRST AMENDMENT

TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of June 3, 2014 (this “Amendment”), to the Existing Credit Agreement (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I) is among TPG SPECIALTY LENDING, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and SUNTRUST BANK, as Administrative Agent and, for purposes of Article III, as Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 27, 2014 (the “Existing Credit Agreement”; as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, Administrative Agent, each subsidiary of the Borrower from time to time party thereto, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness and the Collateral Agent are parties to the Amended and Restated Guarantee and Security Agreement, dated as of July 2, 2013 (the “Guarantee and Security Agreement”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend the Existing Credit Agreement and to direct the Collateral Agent to amend the Guarantee and Security Agreement, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below and the other terms hereof;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“First Amendment Effective Date” is defined in Article IV.

“Guarantee and Security Agreement” is defined in the second recital.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the First Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement is amended in accordance with this Article II.

SECTION 2.1. Amendments to Section 1.01. Section 1.01 of the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “Covered Debt Amount” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

“”Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate amount of Other Covered Indebtedness, the 2019 Convertible Notes and Unsecured Longer Term Indebtedness on such date minus (z) the LC Exposures fully Cash Collateralized on such date pursuant to Section 2.05(k) and the last paragraph of Section 2.09(a); provided that the 2019 Convertible Notes and Unsecured Longer-Term Indebtedness shall be excluded from the calculation of the Covered Debt Amount, in each case, until the date that is nine (9) months prior to the scheduled maturity date of the 2019 Convertible Notes or such Unsecured Longer-Term Indebtedness, as applicable (provided that, to the extent, but only to the extent, any portion of the 2019 Convertible Notes or Unsecured Longer-Term Indebtedness is subject to a contractually scheduled amortization payment or other principal payment or mandatory redemption (other than in common stock of the Borrower) earlier than six (6) months after the Final Maturity Date, such portion of such Indebtedness shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment or other principal payment or mandatory redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed). For the avoidance of doubt, for purposes of calculating the Covered Debt Amount, any convertible securities will be included at the then outstanding principal balance thereof.”.

(b) Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“”2019 Convertible Notes” means the Borrower’s $100,000,000 aggregate principal amount convertible notes due December 2019 to be issued in June 2014 and any additional notes issued as a result of the exercise of the initial purchasers’ overallotment option.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock.”.

SECTION 2.2. Amendment to Section 6.02. Clause (i) of Section 6.02 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“(i) (x) Liens securing Hedging Agreements permitted under Section 6.04(c) and not otherwise permitted under clause (b) above in an aggregate amount not to exceed $5,000,000 at any time and (y) Liens incurred in connection with any Hedging Agreement either entered into with a Lender (or an Affiliate of a Lender) on an uncleared basis or cleared through a Lender (or Affiliate of a Lender) as futures commission merchant in the ordinary course of business and not for speculative purposes (it being understood that such Lien shall continue to be permitted pursuant to this sub-clause (y) even if such Lender has assigned all of its Loans and other interests in the Credit Agreement and thus has ceased to be a Lender hereunder); provided that in no event shall any Obligor be permitted to create, incur or assume any Lien pursuant to this clause (i) or increase the aggregate amount of collateral securing any Liens previously permitted under this clause (i) unless both before and after giving effect to the creation, incurrence or assumption of such Lien or such increase in the aggregate amount of collateral securing such Lien the Covered Debt Amount does not exceed the Borrowing Base (after giving effect to the exclusion of all such collateral from the Borrowing Base);”.

SECTION 2.3. Amendment to Section 6.12. Section 6.12 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“SECTION 6.12 Payments of Longer-Term Indebtedness and 2019 Convertible Notes. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or the 2019 Convertible Notes (other than the refinancing of Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or the 2019 Convertible Notes with Indebtedness permitted under Section 6.01), except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof shall be permitted under this clause (a)); (b) so long as no Default shall exist or be continuing, any payment that, if treated as a Restricted Payment for purposes of Section 6.05(d), would be permitted to be made pursuant to the provisions set forth in Section 6.05(d); (c) voluntary payments or prepayments of Secured Longer-Term Indebtedness, so long as both before and after giving effect to such voluntary payment or prepayment (i) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.07 and (ii) no Default shall exist or be continuing; and (d) mandatory payments, required prepayments or mandatory redemptions of the 2019 Convertible Notes and any other convertible notes constituting Unsecured Longer-Term Indebtedness in Cash (including any cash payment elected to be paid in connection with the settlement by the Borrower of any conversion at the option of any holder of such 2019 Convertible Notes or other convertible notes pursuant to the conversion features thereunder), so long as both before and after giving effect to such payment (i) no Event of Default shall exist or be continuing and (ii) the Covered Debt Amount does not exceed the Borrowing Base.”.

SECTION 2.4. Amendment to Section 9.02(b). Section 9.02(b) is hereby amended by adding the following new sentence at the end of such Section:

“Anything in this Agreement to the contrary notwithstanding, this Agreement may be amended by the Borrower with the consent of the Administrative Agent and any Non-Extending Lender (but without the consent of the Required Lenders) for the sole purpose of extending the Commitments of such Non-Extending Lender so that such Non-Extending Lender becomes an Extending Lender hereunder.”.

ARTICLE III

AMENDMENT TO GUARANTEE AND SECURITY AGREEMENT

SECTION 3.1. Amendment of Collateral and Guarantee Agreement. The Lenders hereby consent to, and instruct the Collateral Agent to enter into, an amendment to the Guarantee and Security Agreement to amend and restate the definition of “Hedging Agreement Obligations” in Section 1.02 of the Guarantee and Security Agreement as follows:

““Hedging Agreement Obligations” means, collectively, all obligations of any Obligor to any Lender (or any Affiliate thereof) under any Hedging Agreement including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Lender (or any Affiliate thereof) under such Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that, for any such obligations to constitute Hedging Agreement Obligations for purposes hereof, the Borrower (or any other Obligor) shall have delivered written notice to the Collateral Agent to the effect that such obligations constitute Hedging Agreement Obligations hereunder.

For purposes hereof, it is understood that any obligations of any Obligor to a Person arising under a Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a “Lender” party to the Credit Agreement shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or Affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Lender” party to the Credit Agreement.”.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

SECTION 4.1. Effective Date. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower and each of the Lenders party hereto.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article IX thereof.

SECTION 5.3. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as modified hereby.

SECTION 5.7. Representations and Warranties. To induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders on the First Amendment Effective Date that (A) the representations and warranties contained in Article III of the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default has occurred and is continuing.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:	TPG SPECIALTY LENDING, INC.

	By:	/s/ Alan Kirshenbaum
	Name:	Alan Kirshenbaum
	Title:	Chief Financial Officer

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

LENDERS:	SUNTRUST BANK
as Administrative Agent, Swingline Lender, Issuing Bank and as a Lender and, for purposes of Article III hereof only, as Collateral Agent

	By:	/s/ David Bennett
	Name:	David Bennett
	Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jacob Garcia
Name:	Jacob Garcia
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

BARCLAYS BANK PLC, as a Lender

By:	/s/ Gregory Fishbein
Name:	Gregory Fishbein
Title:	Assistant Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

CIT FINANCE LLC, as a Lender

By:	/s/ Renee M. Singer
Name:	Renee M. Singer
Title:	Managing Director

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

CITIBANK, N.A., as a Lender

By:	/s/ Eros Marshall
Name:	Eros Marshall
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

CITY NATIONAL BANK, as a Lender

By:	/s/ Brandon L. Feitelson
Name:	Brandon L. Feitelson, C.F.A.
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

COMERICA BANK, as a Lender

By:	/s/ Timothy O’Rourke
Name:	Timothy O’Rourke
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

HSBC BANK USA, as a Lender

By:	Edwin Soogrim
Name:	Edwin Soogrim
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Lauren Gubkin
Name:	Lauren Gubkin
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

LLOYDS BANK PLC, as a Lender

By:	/s/ Dennis McClellan
Name:	Dennis McClellan M040
Title:	Assistant Vice President

By:	/s/ Joel Slomko
Name:	Joel Slomko S088
Title:	Assistant Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

MIZUHO BANK, LTD., as a Lender

By:	/s/ James R. Fayen
Name:	James R. Fayen
Title:	Deputy General Manager

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Harry Comninellis
Name:	Harry Comninellis
Title:	Authorized Signatory

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

PATRIOT BANK, as a Lender

By:	/s/ Bill Holbert
Name:	Bill Holbert
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Janet B. Nolin
Name:	Janet B. Nolin
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT – TPG